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Mark this box with an X if you have made

changes to your name or address details above.

Annual Meeting Proxy Card

A

Electing five directors for terms of three years   PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS

1.  The Board of Directors recommends a vote FOR the listed nominees.

For

Withhold

For All

All

     All

Except

01 - Kenneth C. Lichtendahl       _______            _______        _______

                                                                                                                                                            *(Except nominee(s) above)

02 - W. Rodney McMullen

03 - Thomas R. Schiff

04 - John F. Steele, Jr.

05 - Larry R. Webb

B

Issues

The Board of Directors recommends a vote FOR the following proposals.

For

Against

Abstain

2.  Ratifying the selection of Deloitte & Touche LLP

______       ______       ______

     as the company’s independent registered public

     accounting firm for 2005.

3.  Approving an increase in the authorized shares of

______       ______       ______

     common stock.

4.  Adopting Cincinnati Financial Corporation Stock          ______       ______       ______

     Option Plan No. VIII.

5. Approving Cincinnati Financial Corporation

______       ______       ______

     2003 Non-Employee Director’s Stock Plan, and

6. Transacting such other business as may

    properly come before the meeting.

C

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE:  Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy.  All joint holders must sign.  When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

Proxy – Cincinnati Financial Corporation

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John J. Schiff, Jr., James E. Benoski and Kenneth W. Stecher, or any one of them, with power of substitution, as proxies and hereby authorized them to represent and to vote as designated below all shares of Cincinnati Financial Corporation held of record on February 25, 2005, as the Annual Meeting of Shareholders to be held on April 23, 2005, or any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

If no direction is given, this Proxy will be voted FOR all nominees listed, FOR the proposal to ratify the selection of Deloitte & Touch LLP as the company’s independent registered public accounting firm for 2005, FOR the approval of an increase in the authorized shares of common stock, FOR the adoption of Cincinnati Financial Corporation Stock Option Plan No. VIII, and FOR the approval of Cincinnati Financial Corporation 2003 Non-Employee Directors’ Stock Plan.

*Number of shares includes those held in your name directly, those in your dividend reinvestment account, and in your 401k plan, if applicable.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet!  Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the telephone (within U.S. and Canada)	To vote using the Internet
• Call toll free 1-866-451-9859 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following Web site: WWW.COMPUTERSHARE.COM/US/PROXY
• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

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If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Eastern Time, on April 23, 2005.

THANK YOU FOR VOTING